UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2014, Flotek Industries, Inc. (the “Company”) and its affiliates entered into the Second Amendment (the “Amendment”) to Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association dated as of May 10, 2013, as amended to date (the “Credit Agreement”). Pursuant to the Amendment, the negative covenant limiting the Company’s ability to repurchase or redeem its common or preferred stock was amended to allow for the repurchase or redemption of up to $25 million worth of common or preferred stock, subject to certain conditions. The Company also agreed to pay the expenses of the agent in connection with the Amendment. The description of the changes to the Credit Agreement effected by the Amendment is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2014, the Board of Directors of the Company adopted the Amended and Restated Bylaws of Flotek Industries, Inc. (the “Amended Bylaws”) to provide for majority voting in uncontested director elections. The Amended Bylaws were effective December 8, 2014.

Under the Amended Bylaws, in an uncontested election at which a quorum is present, a director will be elected if the number of shares voted “for” the director’s election exceeds the number of votes “against” that director’s election, excluding abstentions. An incumbent director who receives more “against” votes than votes “for” his or her election is required to tender his or her letter of resignation for consideration by the Company’s Nominating and Corporate Governance Committee and Board of Directors.

In contested elections, directors will continue to be elected by plurality vote. For purposes of the Amended Bylaws, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The Company’s Bylaws previously provided for a plurality voting standard in all director elections.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws of Flotek Industries, Inc., which are filed as Exhibit 3.1 hereto and incorporated herein by reference. Article II, Section 9 of the Amended Bylaws reflects the changes described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Flotek Industries, Inc., dated December 9, 2014.

10.1	Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: December 10, 2014	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Flotek Industries, Inc., dated December 9, 2014.

10.1	Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated December 5, 2014.